Exhibit 99.1

              ATG Announces Second Quarter 2004 Results;
         Company Expects Greater Than Ten Percent Sequential
                 Revenue Growth in the Third Quarter

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 22, 2004--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its results for the quarter ended June 30, 2004. Total revenues for the second quarter of 2004 were $14.3 million. This compares with total revenues for the second quarter of 2003 of $21.3 million. In accordance with accounting principles generally accepted in the United States (GAAP), ATG's net loss for the second quarter of 2004 was $4.2 million, or ($0.06) per share, compared with net income of $6.0 million, or $0.08 per share, in the second quarter of 2003. Excluding the net benefit received from restructuring charges, ATG's net income for the second quarter of 2003 was $608,000, or $0.01 per share.
    ATG's closing balance of cash, cash equivalents and marketable securities as of June 30, 2004 was $32.8 million, compared with $35.2 million as of March 31, 2004 and $41.6 million as of December 31, 2003.
    For the six months ended June 30, 2004, total revenues were $31.1 million, compared with total revenues for the six months ended June 30, 2003 of $40.7 million. The Company's GAAP net loss for the six months ended June 30, 2004 was $6.0 million, or ($0.08) per share, compared with GAAP net income for the six months ended June 30, 2003 of $3.3 million, or $0.05 per share.


FINANCIAL HIGHLIGHTS
(Millions, except per share
 data and percentages)          Three Months Ended   Six Months Ended
                                June 30,  June 30,  June 30,  June 30,
                                  2004      2003      2004      2003
                              ----------------------------------------
Total revenues                    $14.3     $21.3     $31.1     $40.7
 License revenue                    3.1       9.5       9.5      17.0
   Percent of total revenues         22%       44%       31%       42%
 Services revenue                  11.2      11.8      21.6      23.7
   Percent of total revenues         78%       56%       69%       58%
Net income/(loss) (GAAP)           (4.2)      6.0      (6.0)      3.3
                              ========================================
Net income/(loss) per diluted
 share (GAAP)                     (0.06)     0.08     (0.08)     0.05
                              ========================================
 Net restructuring benefit            -       5.4         -       5.4
Net income/(loss) (non-
 GAAP)(a)                          (4.2)      0.6      (6.0)     (2.1)
                              ========================================
Net loss per share (non-
 GAAP)(a)                         (0.06)     0.01     (0.08)    (0.03)
                              ========================================
Cash, cash equivalents and
 marketable securities            $32.8     $57.1     $32.8     $57.1
----------------------------------------------------------------------
(a) For further details surrounding non-GAAP financial information, please refer to the Financial Presentation section

    "As many other companies have reported, the second quarter was challenging for the software industry," said Bob Burke, ATG president and CEO. "Several deals that we anticipated closing during the quarter, including a multi-million-dollar government contract, were delayed at the end of June. We do anticipate closing these delayed deals, and we continue to see increased activity and strong customer interest in online commerce and service. We believe our new applications and enhancements to the ATG Customer Experience Platform that we made in the first half of this year will enable us to build momentum through the second half of 2004."
    ATG Senior Vice President and CFO Ed Terino said, "Although our results for the second quarter were disappointing from a revenue perspective, ATG was successful in managing both its cash balance and its total operating expenses - meeting management's original guidance on both of these metrics for the second quarter."

    SECOND-QUARTER HIGHLIGHTS

    During the second quarter of 2004, ATG:

        -- Won business from eight new customers, including Fireman's Fund Insurance and HOM Furniture. Won additional business from existing customers such as Blue Cross Blue Shield of California, Clarian Health Partners, Discovery Health, Dresdner Bank, eLuxury.com, Freeman Companies, Grupo BCP Atlantico, Knight-Ridder, La Fira International de Barcelona, SBC Interactive / Smartpages.com, Target, United States Federal Aviation Administration and Wells Fargo.

        -- Released the latest version of ATG Campaign Optimizer, which now supports a wide variety of customer application environments in addition to ATG Commerce.

        -- Unveiled powerful solutions designed to enhance the ability to assess and improve online marketing, sales, and service effectiveness. The new offerings include commerce enhancements such as an enhanced shopping cart abandonment feature and business process tracking capabilities, as well as analytics support. The new analytics offering, built by ATG, will integrate robust, easy-to-use auto-tagging features with Coremetrics' data collection and reporting offering to enable the measurement of e-business applications.

        -- Appointed David Elsbree to ATG's Board of Directors. Mr. Elsbree is a recently retired Deloitte & Touche partner and held several leadership roles at the firm, including partner-in-charge of the New England High Technology Practice, and most recently served as Software Industry Partner. A 30-year industry veteran with a long-standing technology focus, Elsbree will leverage his extensive background in corporate finance and accounting as chairman of ATG's audit committee.

    OUTLOOK

    "We are optimistic about the remainder of the year," said Burke. "We have a growing pipeline of business, the changes that we initiated in our sales and marketing organizations earlier this year are nearly completed, and our new products are generating a great deal of enthusiasm among our customers and with industry analysts. Given these factors, we are confident in our ability to increase sales, and we continue to target a return to profitability in the second half of 2004."
    For the third quarter of 2004, ATG anticipates a greater than ten percent increase in revenue over the second quarter of 2004. The Company anticipates that total operating expenses and total cost of revenues will decline sequentially in the third quarter to be in the range of $17.5 million to $18.5 million. Additionally, the Company anticipates that as of September 30, 2004, its balance of cash, cash equivalents and marketable securities will be in the range of $28 million to $30 million.

    CONFERENCE CALL INFORMATION

    ATG management will discuss the Company's second-quarter 2004 results and its business outlook for the third quarter of 2004, as well as other topics on its quarterly conference call for investors at 5:30 p.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of ATG's website, located at www.atg.com.

    FINANCIAL PRESENTATION

    The Company is providing non-GAAP financial measures as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of ATG's core operations. Net loss (non-GAAP), net loss per share (non-GAAP), and all other references to non-GAAP financial figures exclude the net effects of restructuring actions. These restructuring benefits and charges have been excluded from non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance and their exclusion provides individuals with additional information to more readily compare the Company's results over multiple periods. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    Please note that certain amounts reported in previous periods have been reclassified to conform to the current period presentation. Such reclassifications were not material.

    ABOUT ATG

    ATG delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels. ATG has delivered category-leading e-business solutions to many of the world's best-known brands including A&E Television, Aetna Services, Inc., Alcatel, American Airlines, Barclays Global Investors, Best Buy, BMG Direct, Eastman Kodak, Ford Motor Credit, HSBC, Hyatt, J.Crew, Merrill Lynch, Newell Rubbermaid, Target, U.S. Army, Walgreen Company and Wells Fargo. The Company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (C) 2004 Art Technology Group, Inc., ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc., ATG Customer Experience Platform is its service mark. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    The statements in the headline of the press release, paragraph 4 and the statements in paragraphs 1 and 2 of the section labeled "Outlook" include forward-looking statements. When and if future product releases will be made available remains at the sole discretion of ATG, and any references to customer service applications, enhancements to existing commerce offerings or future products should be considered forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the Company's most recent quarterly report filed on Form 10-Q with the SEC for the period ended March 31, 2004. These filings are available on a web site maintained by the SEC at http://www.sec.gov.


                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)
                               Three Months Ended   Six Months Ended
                               June 30,  June 30,  June 30,  June 30,
                                 2004      2003      2004      2003
                              ----------------------------------------
Revenues:
  Product license                $3,144    $9,464    $9,508   $16,970
  Services                       11,188    11,842    21,634    23,761
                              ----------------------------------------
   Total Revenues                14,332    21,306    31,142    40,731

Cost of Revenues:
  Product license                   331       647       730     1,131
  Services                        5,125     5,104     9,910    10,844
                              ----------------------------------------
   Total Cost of Revenues         5,456     5,751    10,640    11,975
                              ----------------------------------------

Gross Profit                      8,876    15,555    20,502    28,756
                              ----------------------------------------
  Gross profit  %                    62%       73%       66%       71%

Operating Expenses:
  Research & development          4,150     4,967     8,280     9,841
  Sales & marketing               7,231     8,096    14,572    16,882
  General & administrative        1,739     2,374     3,669     5,030
  Restructuring                       -    (5,442)        -    (5,442)
                              ----------------------------------------
   Total Operating Expenses      13,120     9,995    26,521    26,311

Income/(loss) from Operations    (4,244)    5,560    (6,019)    2,445

Interest and Other Income, net       64       490        17       851
                              ----------------------------------------

Income/(loss) before provision
 for income taxes                (4,180)    6,050    (6,002)    3,296
Provision for income taxes           67         -        32         -
                              ----------------------------------------

Net Income/(loss)               $(4,247)   $6,050   $(6,034)   $3,296
                              ========================================

Basic net income/(loss) per
 share                           $(0.06)    $0.08    $(0.08)    $0.05
                              ========================================

Diluted net income/(loss) per
 share                           $(0.06)    $0.08    $(0.08)    $0.05
                              ========================================

Basic weighted average common
 shares outstanding              73,193    71,475    73,289    71,228
                              ========================================

Diluted weighted average
 common shares outstanding       73,193    73,141    73,289    72,324
                              ========================================

                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)
                                           As of the period ended
                                      June 30, 2004  December 31, 2003
                                   -----------------------------------
              Assets
 Current assets:
 Cash, cash equivalents and
  marketable securities                     $25,365           $41,584

 Accounts receivable, net                    10,897            15,364
 Prepaid expenses and other current
  assets                                      2,633             1,949
                                   -----------------------------------
   Total current assets                      38,895            58,897

 Property and equipment, net                  3,013             3,751
 Long-term marketable securities              7,390                 -
 Other assets                                 4,304             4,712
                                   -----------------------------------
   Total assets                             $53,602           $67,360
                                   ===================================

  Liabilities and Stockholders'
               Equity
 Current liabilities:
 Accounts payable                            $1,933            $1,146
 Accrued expenses                            10,383            12,363
 Deferred revenue                            14,196            14,915
 Accrued restructuring short-term             4,149             9,427
                                   -----------------------------------
   Total current liabilities                 30,661            37,851

 Accrued restructuring long-term              7,150             8,572

   Stockholders' equity                      15,791            20,937
                                   -----------------------------------
   Total liabilities and
    stockholders' equity                    $53,602           $67,360
                                   ===================================


    CONTACT: Art Technology Group, Inc.
             Ed Terino, 617-386-1005
             eterino@atg.com
             or
             Jerry Sisitsky, 617-386-1158
             jsisitsk@atg.com